As filed with the Securities and Exchange Commission on June 9, 2005

                                                  Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            SI FINANCIAL GROUP, INC.
             (exact name of registrant as specified in its charter)

        United States                                   84-1655232
        -------------                                   ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                                 803 Main Street
                              Willimantic, CT 06226
                                (860) 423-4581
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

               SI Financial Group, Inc. 2005 Equity Incentive Plan
                            (Full Title of the Plan)
                    ---------------------------------------

                                                    Copies to:
Rheo A. Brouillard                                  Eric S. Kracov, Esq.
President and Chief Executive Officer               Victor Cangelosi, Esq.
SI Financial Group, Inc.                            Muldoon Murphy & Aguggia LLP
803 Main Street                                     5101 Wisconsin Avenue, N.W.
Willimantic, CT 06226                               Washington, D.C.  20016
(860) 423-4581                                      (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

==================================================================================================
                                           Proposed         Proposed Maximum
Title of Securities      Amount        Maximum Offering    Aggregate Offering      Amount of
 to be Registered   to be Registered    Price Per Share(3)        Price          Registration Fee
--------------------------------------------------------------------------------------------------
   Common Stock
   $.01 par Value      615,623 (2)        $10.25              $6,310,136           $743
--------------------------------------------------------------------------------------------------
   Common Stock
   $.01 par Value      246,249 (4)        $10.25              $2,524,053           $298

===================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the SI Financial, Group, Inc. 2005 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of SI Financial Group, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the total number of shares currently reserved for issuance upon the exercise of stock options under the Plan.
(3) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $10.25 based upon the average of the high and low price of the Common Stock, as reported on the Nasdaq National Market on June 7, 2005.
(4) Represents the total number of shares currently reserved for issuance as restricted stock awards under the Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

SI FINANCIAL GROUP, INC.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the SI Financial Group, Inc. 2005 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed by SI Financial Group, Inc. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

      (a) The Registrant's Quarterly Report on the Form 10-Q for the quarter ended March 31, 2005 (File No. 000-50801) filed with the SEC on May 13, 2005.

      (b) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which includes the consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004 filed with the SEC on March 29, 2005 (File No. 000-50801).

      (c) The description of the Registrant's common stock contained in the Registrant's Form 8- A (File No. 000-50801), as filed with the SEC on June 15, 2004, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder.

      (d) All documents filed by the Registrant pursuant to Sections 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

      ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

      The Registrant (also referred to herein as the "Subsidiary Holding Company") shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                  ARTICLE XII.
                                 INDEMNIFICATION

      The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      None.

ITEM 8.  EXHIBITS

      The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

      List of Exhibits (filed herewith unless otherwise noted):

      5.0 Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued.
      10.0  SI Financial Group, Inc. 2005 Equity Incentive Plan(1)
      23.1  Consent of Muldoon Murphy & Aguggia LLP
            (contained in the opinion included as Exhibit 5.0)
      23.2  Consent of McGladrey & Pullen, LLP
      24.0  Power of Attorney (contained on the signature pages).
------------------------------------
(1) Incorporated herein by reference to Appendix B in the definitive 14A proxy statement (SEC No. 000-50801) filed with the SEC on April 6, 2005.

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section

            13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, SI Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Willimantic, Connecticut on June 9, 2005.

                              SI Financial Group, Inc.


                              By: /s/ Rheo A. Brouillard
                                  ----------------------------------------------
                                  Rheo A. Brouillard
                                  President and Chief Executive Officer
                                  (principal executive officer)

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Brouillard) constitutes and appoints Mr. Brouillard as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully, and to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                            Title                            Date
     ----                            -----                            ----


/s/ Rheo A. Brouillard       President, Chief Executive           June 9, 2005
-------------------------    Officer and Director
Rheo A. Brouillard           (principal executive officer)



/s/ Brian J. Hull            Executive Vice President and         June 9, 2005
-------------------------    Treasurer and Chief Financial Officer
Brian J. Hull                (principal accounting and
                             financial officer)

/s/ Henry P. Hinckley        Chairman of the Board                June 9, 2005
--------------------------
Henry P. Hinckley



/s/ Robert C. Cushman, Sr.   Director                             June 9, 2005
--------------------------
Robert C. Cushman, Sr.



/s/ Mark D. Alliod           Director                             June 9, 2005
--------------------------
Mark D. Alliod



/s/ Donna M. Evan            Director                             June 9, 2005
--------------------------
Donna M. Evan



/s/ Roger Engle              Director                             June 9, 2005
--------------------------
Roger Engle



/s/ Robert O. Gillard        Director                             June 9, 2005
--------------------------
Robert O. Gillard



/s/ Steven H. Townsend       Director                             June 9, 2005
--------------------------
Steven H. Townsend

                                  EXHIBIT INDEX


                                                                              Sequentially
                                                                                 Numbered
                                                                                   Page
Exhibit No.            Description                    Method of Filing           Location
---------    ------------------------------------  ---------------------      -------------
  5.0        Opinion of Muldoon Murphy & Aguggia     Filed herewith.
             LLP

 10.0        SI Financial Group, Inc. 2005 Equity    Incorporated by reference.
             Incentive Plan

 23.1        Consent of Muldoon Murphy & Aguggia     Contained in the opinion
             LLP                                     included as Exhibit 5.0.

 23.2        Consent of McGladrey & Pullen, LLP      Filed herewith.

 24.0        Power of Attorney                       Located on the signature
                                                     page.